As Filed with the Securities and Exchange Commission on April   , 2001
                                                    Registration No. 333-

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                               Form SB-2
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                          AMP PRODUCTIONS, INC.
             (Name of small business issuer in its charter)

Nevada                            7922                 87-0654585

(STATE OR JURISDICTION     (PRIMARY STANDARD       (I.R.S. EMPLOYER
OF                            INDUSTRIAL          IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION              )CLASSIFICATION CODE NUMBER)

           80 ORVILLE DRIVE, BOHEMIA, NY, 11716 (516) 977-3015
      (Address and telephone number of principal executive offices)
                  80 ORVILLE DRIVE, BOHEMIA, NY, 11716
(Address of principal place of business or intended principal place of business)

   DAVID P. BROWN 80 ORVILLE DRIVE, BOHEMIA, NY, 11716 (516) 977-3015
        (Name, address and telephone number of agent for service)
                               Copies to:

      STEPHEN B. SCHNEER, ESQ.
    605 THIRD AVENUE, SUITE 1501
      NEW YORK CITY, NY  10158
     TELEPHONE: (212) 972-1100
     FACSIMILE: (212) 983-5271


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: x

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                     CALCULATION OF REGISTRATION FEE

 TITLE OF EACH CLASS    AMOUNT   PROPOSED MAXIMUM  OFFERING PROPOSED MAXIMUM
   AGGREGATE AMOUNT OF REGISTRATION    FEE
 OF SECURITIES TO BE  TO BE REGISTEREDPRICE PER UNITOFFERING PRICE(1)
      REGISTERED

Common stock, $0.01   675,000    $.50          $337,500     $89.10
par value per share

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933 based on the per share book value of Registrant as of June 30, 2000.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange
Commission, acting pursuant to Section 8(a), may determine.


              SUBJECT TO COMPLETION, DATED APRIL [__], 2001

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.
THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                            675,000 Shares of
                          AMP Productions, Inc.
                              Common Stock

       eSAFETYWORLD, Inc. is distributing to its stockholders of record on the
record      date of      [___________], 2001, 600,000 shares of common stock
of AMP Productions, Inc..  The      distribution will be pro rata to the
eSAFETYWORLD stockholders based on the number of shares      owned by each.
eSAFETYWORLD stockholders will receive one AMP share for each five shares
held.       Fractional  shares will be rounded to the nearest whole share.
eSAFETYWORLD will send AMP stock certificates to the eSAFETYWORLD stockholders
on about [__________], 2001. This      distribution is taxable as a dividend
for federal income tax purposes to the extent that eSAFETYWORLD has current or accumulated earnings and profits.

       eSAFETYWORLD stockholders are not required to take any action to receive their shares of AMP common stock. No consideration will be paid by holders of eSAFETYWORLD common stock for shares of AMP common stock.

       This prospectus also relates to the resale of 75,000 shares of AMP common
stock held by.  eSAFETYWORLD.   by the stockholders named under the captionSee
"Selling Stockholders" on page __30. The selling stockholder may offer and sell from time to time common stock using this prospectus in transactions:
       on the over-the-counter market or otherwise;
       at market prices, which may vary during the offering period, or at negotiated prices; and
      in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise.
     The selling stockholders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions relating to the sale of the shares.

       There currently is no public market for the shares of AMP common stock, and neither eSAFETYWORLD nor AMP can assure that a trading market will develop. AMP is applying to haveits common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "AMPI" effective at the time of the distribution. See "The Distribution."

       THE OWNERSHIP OF AMP COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE __.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS PROSPECTUS IS APRIL [__], 2001.


             eSAFETYWORLD is not seeking approval by its stockholders of the distribution of the stock of AMP to the stockholders of eSAFETYWORLD. No approval by the stockholders of eSAFETYWORLD is required.

             This information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

             YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT.
NO PERSON IS AUTHORIZED TO GIVE INFORMATION THAT IS NOT CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES. THIS INFORMATION IS CORRECT ONLY AS OF THE DATE SET FORTH ON THE COVER PAGE, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS.

             UNTIL [________], 2001 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             eSAFETYWORLD, the selling stockholders and any broker-dealers that participate in the Distribution of the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD, he selling stockholders or such broker-dealers may be considered underwriting discounts and commissions under the Securities Act.

             Stockholders of eSAFETYWORLD with inquiries related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at 80 Orville Drive, Bohemia, NY 11716. eSAFETYWORLD's telephone number is 631-244-1454.




TABLE OF CONTENTS

Caption                                                     Page



Questions and Answers about the
 Distribution and Related Matters                               5

Summary                                                         8

Risk Factors                                                    9

The Distribution                                               11

AMP's Capitalization                                           17

AMP Business                                                   19


AMP's Management's Discussion and Analysis of Financial        22
  Condition and Results of Operations

AMP's Management                                               23

Description of AMP's Common Stock                              26

Securities of Certain Beneficial Owners and Management         28

Certain Transactions                                           29

Selling Stockholders                                           30

Plan of Resale                                                 30
20
Legal Matters                                                  32

Experts                                                        32

Available Information                                          32

Index to Financial Statements of AMP Productions, Inc         F-1




                        QUESTIONS AND ANSWERS
              ABOUT THE DISTRIBUTION AND RELATED MATTERS

     The following section answers various questions that you may have about the pro rata distribution to eSAFETYWORLD stockholders of 600,000 shares of AMP common stock owned by eSAFETYWORLD. We refer to this distribution in this document as the "Distribution."

Q1:  WHAT IS THE DISTRIBUTION?

     A:     The Distribution is the method by which eSAFETYWORLD will distribute shares held by it in AMP resulting in AMP becoming a publicly-traded company. According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2001, in a dividend, one share of AMP common stock for every five shares of eSAFETYWORLD common stock held on [______________], 2001.

Q2:  WHAT IS AMP?

     A:     AMP is a development stage company that was established in  February
2000 to promote concerts, festivals and other entertainment events. Its strategy will be to promote concerts featuring nationally and regionally known artists and groups and utilize midsized arenas,auditoriums and clubs, as well as promoting family-oriented entertainment festivals in vacation resorts. Competition in these niches is intense but fragmented. No revenue producing activities have yet commenced.

Q3:  WHY IS ESAFETYWORLD EFFECTING THE DISTRIBUTION?

     A:     eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may result in an increase in the value of AMP common stock and provide potential value to eSAFETYWORLD's stockholders.

Q4:  WHAT IS THE TAX EFFECT OF THE DISTRIBUTION?

     A:     Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section ___ of the Internal
Revenue Code provided that eSAFETYWORLD has current or accumulated earnings and profits. eSAFETYWORLD will provide you withinformation as to the amount of income to recognize from the distribution that you receive.

     The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor before investing.


Q5:  WHAT WILL ESAFETYWORLD STOCKHOLDERS RECEIVE IN THE DISTRIBUTION?

     A:     In the Distribution, eSAFETYWORLD stockholders will receive one share of  AMP common stock  for every five shares of eSAFETYWORLD common stock
they own on [______________],      2001.

     Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of AMP common stock that stockholders receive in the Distribution will represent their interests in the AMP business.

Q6:  WHAT HAPPENS TO ESAFETYWORLD SHARES AFTER THE DISTRIBUTION?

     A:     After the Distribution, shares of eSAFETYWORLD common stock will continue to representownership of the businesses of eSAFETYWORLD and will continue to be traded on the Nasdaq Smallcap Market under the ticker symbol "SFTY."

Q7:  WHAT DOES AN ESAFETYWORLD STOCKHOLDER NEED TO DO NOW?

     A:     eSAFETYWORLD stockholders do not need to take any action.  The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of AMP common stock shortly following the Distribution.

Q8:  WHERE CAN ESAFETYWORLD STOCKHOLDERS GET MORE INFORMATION?

     A:     eSAFETYWORLD stockholders with additional questions related to the
Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at eSAFETYWORLD, Inc., 80 Orville Drive, Bohemia, New York 11716. eSAFETYWORLD's telephone number is 631-254-1454.



SUMMARY

     The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. Certain capitalized terms used in this summary are defined elsewhere in this document.

WHY YOU WERE SENT THIS DOCUMENT

     eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2001. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2001, will be entitled to receive a pro rata distribution of one share of AMP for every ___ shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your AMP shares. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy, and you are requested NOT to send us a proxy.

     This document describes AMP's business, how this transaction benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the AMP shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and AMP's business, which are described in this document beginning on page __.

Summary of AMP's business

     AMP is a startup company that was established in February 2000 to promote concerts, festivals and other entertainment events. Our strategy will be to promote concerts featuring nationally and regionally known artists and groups and utilize midsized arenas and auditoriums, as well as promoting family-oriented entertainment festivals in vacation resorts. Competition in these niches is intense but fragmented. AMP plans is to work closely with talent agencies that manage the more well known artists and groups. Two of the founders, Messrs. Jenkins and Brown, were involved with other entities whose activities included promoting performances by The Beach Boys, Credence Clearwater Revisited, Collin Raye, Patty Loveless, Travis Tritt, John Michael
Montgomery and  others.   AMP is unable to estimate a time period as to when
we will commence promotional activities because of our extremely limited financial resources. The timing of the implementation of AMP's business strategy is dependent on its ability to obtain sufficient financing to undertake its plans. AMP cannot provide any assurances of the likelihood of it obtaining sufficient financing to undertake our operating plan.

     In December 2000, AMP entered into consulting agreements with eSAFETYWORLD, Inc. and EB Consulting under which those entities agreed to provide AMP with:

          administrative and customer service support;
          accounting, management and financial services support, office space and telephone services, limited financial assistance to promote concerts, technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.
        jeSAFETYWORLD has also agreed to consider, on a case by case basis, to assist AMP by providing event guarantees in amounts not to exceed $75,000. eSAFETYWORLD is not obligated to post any specific number of event guarantees. AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $____ which at AMP's option can be satisfied by the issuance of an aggregate of 1,500,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years.
AMP summary financial data

        AMP has had no operations. Its development activities were undertaken by its founders using their own funds No value has been ascribed to those efforts in AMP's financial statements.



                             Risk factors

          You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our stock.

          If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

     Our business is subject to the following risks, which include risks relating to the industry in which we operate.

     Because our operating history is limited from the period since February 2000, we may not be able to successfully manage our business or achieve profitability.

     We will commence revenue producing operations in 2001 if we obtain sufficient financing to cover minimum event guarantees. and haveWe have no operating history upon which to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. Our principal risks are:

         Ability to negotiate acceptable contracts with artists and groups;

         Ability to negotiate acceptable arrangements with venues; and

         Ability to arrange for promotional spots with radio stations in the areas vovered by the venues.

     There can be no assurance that we will be able to raise sufficient funds to cover pre-event guarantees which are necessary to generate significant revenues or achieve profitable operations orthat our operations will generate positive cash flow.

AMP WILL DEPEND ON ESAFETYWORLD AND INDEPENDENT CONTRACTORS TO SUPPLY A SUBSTANTIAL PORTION OF ITS DAY-TO-DAY ACTIVITIES.

     AMP has entered into consulting agreements with eSAFETYWORLD and an affiliated entity, EB Consulting, under which those entities have agreed to provide a significant portion of our administrative, technical and customer service functions as well as provide office space and other infrastructure needs. The likelihood of us being able to implement our business strategy would be materially reduced if we have a disagreement with eSAFETYWORLD or if eSAFETYWORLD were to encounter financial difficulties that would prevent it from providing the agreed-upon services.

AMP will need financing which may not be available.

     AMP will endeavor to use noncash compensation wherever possible to implement its strategies. However, some cash will be required to complete these tasks. In addition, AMP will need funding for marketing and to pay cash awards to game participants.

AMP has not established a source of equity or debt financing sufficient to permit it to implement our business plan. AMP will require some form of financing. There can be no assurance that the minimum level financing will be available. If AMP is unable to obtain financing, it may be unable to generate revenue producing activities.

The trading price of AMP common stock is likely to be subject to significant fluctuations There can be no assurance as to the prices at which the AMP common stock will trade before, on or after the Distribution date. Until the AMP common stock is fully distributed and an orderly market develops in the AMP common stock, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the AMP common stock will be determined in the marketplace and may be influenced by many factors, including:
       the depth and liquidity of the market for AMP common stock, developments affecting the business of AMP generally and the impact of those factors referred to below in particular, investor perception of AMP, and general economic and market conditions.

     AMP common stock has no prior trading market or liquidity

       Prior to the date of this document, there has not been any established trading market for AMP common stock. Application will be made to list the shares of AMP common stock on the OTCBB under the symbol "AMPI." AMP cannot predict the likelihood of the application being accepted. If the application is accepted, AMP cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

     Forward looking information

          This prospectus contains forward-looking statements that involve risks
and  uncertainties.   These statements relate to:

         our future plans;

         objectives;

         expectations and intentions; and

         the assumptions underlying or relating to any of these statements.

     We use words like as "expects," "anticipates," "intends," "plans" and similar expressions to identify forward-looking statements.


                           THE DISTRIBUTION

Introduction

     On March ___, 2001, the board of directors of eSAFETYWORLD approved a plan to distribute 600,000 shares of common stock of AMP common stock held by eSAFETYWORLD to all holders of outstanding eSAFETYWORLD common stock. The eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock at the close of business on the record date of one share of AMP common stock for every five shares of eSAFETYWORLD common stock held as of the close of business on the record date. Holders ofeSAFETYWORLD common stock will not receive any fractional shares of AMP common stock in connection with the Distribution.

     On or before the Distribution date, eSAFETYWORLD will deliver the shares of AMP common stock to be distributed to the Distribution agent for transfer and distribution to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date. The Distribution is expected to be made on or about [______], 2001.

Reasons for the Distribution

     In December 2000, eSAFETYWORLD signed an agreement to provide certain business, technical and financial consulting and other services to AMP.

     In agreeing to assist AMP, eSAFETYWORLD considered the following key factors:
         eSAFETYWORLD's management team has developed significant expertise that it believed could be applied to other industries, without detracting from its primary focus of serving the industrial safety, laboratory supply and cleanroom markets;
         eSAFETYWORLD retains its strong liquidity compared to its projected requirements, so it was appropriate to consider non-cash consideration for the services to be provided;
         eSAFETYWORLD believed that AMP's business strategy, which requires very low levels of fixed costs, has strong potential if executed effectively and is consistent with eSAFETYWORLD's own basic business philosophy; and eSAFETYWORLD might maximize the long-term financial return to its stockholders by obtaining stock in AMP and distributing it to its stockholders.

Based on these considerations, eSAFETYWORLD agreed to accept an aggregate of 1,000,000 shares of AMP common stock in consideration for the consulting and infrastructure services that it is providing. These 1,000,000 shares constitute approximately 18.2% of the issued and outstanding common stock of AMP at February 28, 2001. eSAFETYWORLD now proposes to distribute 600,000 shares of those shares of AMP stock to the eSAFETYWORLD stockholders, pro rata in proportion to the number of shares of eSAFETYWORLD held by each. Accordingly, the eSAFETYWORLD stockholders will receive one share of AMP for approximately each five shares of eSAFETYWORLD now held by them. eSAFETYWORLD will retain the 400,000 shares of AMP not distributed to the eSAFETYWORLD stockholders.

     eSAFETYWORLD believes that the Distribution of AMP shares and the resulting creation of a publicly-held corporation may increase the value of the AMP shares and may offer the stockholders of eSAFETYWORLD greater liquidity than if all 1,000,000 shares received by eSAFETYWORLD were retained by it. In addition, the Distribution will result in AMP becoming a publicly-traded company with equity securities that could be used in its compensation programs and to facilitate potential alliances.

     The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based on numerous assumptions with respect to the trading characteristics of the AMP common stock and the ability of AMP management to successfully take advantage of growth, acquisition and alliance opportunities. Many of those factors are discussed above under the captions "Forward- Looking Statements" and "Risk Factors."

Form of transaction

     The Distribution is the method by which eSAFETYWORLD will distribute shares of AMP resulting in AMP becoming a publicly-traded company. In the Distribution, eSAFETYWORLD will distribute to its stockholders 600,000 shares of common stock of AMP held by eSAFETYWORLD. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the shares distributed to them in AMP.

     eSAFETYWORLD currently holds 1,000,000 shares of AMP's common stock, which represents 18.2% of the total number of AMP's shares of common stock outstanding. Following the Distribution, eSAFETYWORLD will continue to hold 400,000 shares of AMP's common stock.

     eSAFETYWORLD may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD may be considered underwriting discounts and commissions under the Securities Act. Manner of effecting the Distribution

     The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of February 28, 2001, the Distribution would consist of one share of AMP common stock for each five shares of eSAFETYWORLD held.

     eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share. Instead, the number of shares of AMP stock to which each eSAFETYWORLD stockholder of record is entitled will be roundedto the nearest whole share. If, as a result of rounding, more than 600,000 shares are required to complete the Distribution, the required additional shares will be provided from the number to be retained by eSAFETYWORLD. Conversely, if less than 600,000 shares are required to complete the Distribution, the remainder will be added to the number retained by eSAFETYWORLD.

     Prior to the Distribution date, eSAFETYWORLD will deliver the shares of AMP common stock to be distributed to the Distribution agent for distribution. The Distribution agent will mail, on or about the Distribution date, certificates representing the shares of AMP common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date.
Holders of eSAFETYWORLDcommon stock will not receive any fractional shares of AMP common stock in connection with the Distribution.

     Holders of eSAFETYWORLD common stock will not be required to pay for shares of AMP common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of AMP common stock. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy and you are requested NOT to send us a proxy.

     In order to be entitled to receive shares of AMP common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

Federal income tax consequences of the Distribution

Each eSAFETYWORLD stockholder receiving shares of AMP common stock in the Distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of AMP common stock received, which will result in:

         a dividend to the extent of such stockholder's pro rata share of eSAFETYWORLD's current and accumulated earnings and profits;

         a reduction in such stockholder's basis in eSAFETYWORLD common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in eSAFETYWORLD common stock.

     Any gain of this type will generally be capital gain if the eSAFETYWORLD common stock is held as a capital asset on the Distribution date.

          eSAFETYWORLD stockholders should consult their own advisers as to the specific tax consequences of the Distribution, including the application and effect of foreign, state and local tax laws.

     Listing and trading of AMP common stock

          Prior to the date of this document, there has not been any established trading market for AMP common stock. Application will be made to list the shares of AMP common stock on the OTCBB under the proposed symbol "AMPI."
There can be no assurance as to the prices at which the AMP common stock will trade on or after the Distribution date. Until the AMP common stock is fully distributed and an orderly market develops, if ever, in the AMP common stock, the price at which it trades may fluctuate significantly. Prices for the AMP common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of AMP common stock, developments affecting the businesses of AMP generally, including the impact of the factors referred to in "Risk Factors," investor perception of AMP and general economic and market conditions.

          Shares of AMP common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of AMP common stock received by persons who may be deemed to be "affiliates" of AMP under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of AMP after the Distribution generally include individuals or entities that control, are controlled by or are under common control with AMP, and may include senior officers and directors of AMP, as well as principal stockholders of AMP. Persons who are affiliates of AMP following the Distribution will be permitted to sell their share of AMP common stock only pursuant to an effective registration statement under the Securitie Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

          AMP will apply to have its shares of common stock listed and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be successful in having its shares listed on the OTCBB.

     Penny stock restrictions

         Until AMP's shares of common stock qualify for inclusion in the Nasdaq system, if ever, the trading of its securities, if any, will be in the over-the-counter markets thatare commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered.

          SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to AMP, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

          In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

          The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

          Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

          In order to be included and maintain a listing on the Nasdaq SmallCap Market, a company must meet the following requirements:

            REQUIREMENTS         INITIAL LISTING    CONTINUED LISTING

     Net Tangible Assets(1)         $4 million          $2 million

                                        Or                  Or

     Market Capitalization         $50 million         $35 million

                                        Or                  Or

     Net Income (in latest           $750,000            $500,000
     fiscal year
     or 2 of last 3 fiscal years)

     Public Float (shares)(2)       1 million            500,000

     Market Value of Public Float     $5 million        $1 million

     Minimum Bid Price                  $4                  $1

     Market Makers                      3                   2

     Shareholders (round lot           300                 300
     holders)(3)

     Operating History(4)             1 year               N/A

                                        Or                  Or

     Market Capitalization         $50 million

     Corporate Governance              Yes                 Yes

  (1)  For initial or continued listing, a company must satisfy one of the
following   to be in compliance: the net tangible assets requirement (net
tangible assets means total assets, excluding goodwill,   minus total
liabilities), the market capitalization requirement or the net income requirement.

  (2) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.
  (3)  Round lot holders are considered holders of 100 shares or more.
  (4) If operating history is less than one year, initial listing requires market capitalization of at least $50 million.

     There are no assurances that AMP will ever meet the minimum listing requirements of Nasdaq, or that its common stock will be accepted for quotation on Nasdaq even if it does meet the minimum requirements.

General market risks

     There is no public market for AMP's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of AMP's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. AMP's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for its common stock.

     The market price for AMP's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond its control, including the following:
         actual or anticipated variations in quarterly operating results; changes in financial estimates by securities analysts;
         announcements by AMP or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments; additions or departures of key personnel;
         sales or issuances of additional shares of common stock; and potential litigation or regulatory matters.

          The market prices of the securities of microcap companies have been
especially  volatile.   Broad market and industry factors may adversely affect
the market price of AMP's common stock, regardless of AMP's actual operating performance. In the past, following periods of volatility inthe market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect AMP's stock price.

          The sale or availability for sale of a substantial number of shares of AMP's common stock in the public market subsequent to the Distribution, pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 4,000,000 shares of common stock currently held by AMP's management are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of AMP's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning AMP.

          AMP has 24,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 17,500,000 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.

     Legal matters

          AMP is not involved in any litigation or legal proceedings.

RELATIONSHIP OF ESAFETYWORLD AND AMP BEFORE AND AFTER THE DISTRIBUTION

          eSAFETYWORLD owns approximately 18.2% of the issued and outstanding common stock of AMP, which it received as consideration for entering into a consulting agreement to provide AMP with:
       administrative and customer service support;
       accounting, management and financial services support, office space and telephone services, limited financial assistance to promote concerts, technical assistance in designing, establishing and hosting a website, andtechnical assistance in implementing the use of smart cards in the purchase of event tickets. AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $500,000 which at AMP's option can be satisfied by the issuance of 1,500,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years.
     After the Distribution, eSAFETYWORLD will own approximately 400,000 shares representing 7.3% of the outstanding shares of AMP, and AMP will be a publicly-traded company.
     After the Distribution, AMP will not have any ownership interest in eSAFETYWORLD. R. Bret Jenkins, Bridget Owens and Claire Heil who are directors of eSAFETYWORLD will also be directors of AMP.

                           DIVIDEND POLICY

          The payment and level of cash dividends by AMP after the Distribution will be subject to the discretion of the board of directors of AMP. AMP currently intends to retain future earnings, if any, for the development of its business and does not anticipate paying cash dividendsin the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of AMP.

                         AMP'S CAPITALIZATION

          At January 31, 2001, AMP's tangible net worth was de minimis The following table sets forth the unaudited capitalization of AMPat December 31, 2000, on an historical basis. The following data is qualified in its entirety by the combined financial statements of AMPand other information contained elsewhere in this document. See "Risk Factors."



            Long-term debt                       $           -



            Stockholders' equity:

            Common stock, $.001 par value;
            authorized - 24,000,000 shares;              4,000
            4,000,000 issued and outstanding

            Paid-in capital                              6,000

            Loss accumulated during the               (55,000)
            development stage

            Total                                    $(45,000)











                            AMP'S BUSINESS

AMP was established in February 2000 to promote concerts, festivals and other entertainment events. Our strategy will be to promote concerts featuring nationally and regionally known artists and groups and utilize midsized arenas and auditoriums, as well as promoting family-oriented entertainment festivals in vacation resorts. Competition in these niches is intense but fragmented.
AMP plans is to work closely with talent agencies that manage the more well known artists and groups. Some of the founders were involved with other entities whose activities included promoting performances by The Beach Boys, Credence Clearwater Revisited, Collin Raye, Patty Loveless, Travis Tritt,
John Michael Montgomery and others. AMP is unable to estimate a time period as to when we will commence promotional activities because of our extremely limited financial resources. The timing of the implementation of AMP's business strategy is dependent on its ability to obtain sufficient financing to undertake its plans. AMP cannot provide any assurances of the likelihood of it obtaining sufficient financing to undertake our operating plan and initiate revenue.
     In December 2000, AMP entered into consulting agreements with eSAFETYWORLD, Inc. and EB Consulting under which those entities agreed to provide AMP with:
         administrative and customer service support;
         accounting, management and financial services support, office space and telephone services, limited financial assistance to promote concerts, technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.
     eSAFETYWORLD has also agreed to consider, on a case by case basis, to assist AMP by providing event guarantees in amounts not to exceed $75,000. eSAFETYWORLD is not obligated to post any specific number of event guarantees. AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $500,000 which at AMP's option can be satisfied by the issuance of 1,500,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years.

     General strategies

          We have identified a specific market niche that we believe maximizes the likelihood of profits and minimizes the risk of loss normally associated with the entertainmentbusiness. The key elements of this strategy are:

     Artists and groups - We plan to promote concerts featuring nationally and regionally known artists and groups because these types of artists and groups have sufficiently large followings so as to reduce the need for advertising and promotion. We will emphasize artists and groups who are well known but who do not currently have a recording at the top of the charts. This strategy will enable us to benefit from the followings of groups without assuming the risk associated with large minimum guarantees. These large guarantees are the principal reason that promoters lose money on concerts. Avoiding large minimum guarantees is at the heart of our strategy.

               We plan to promote artists and groups with whom one of our founders has an established relationship, either directly or through managers or agents. This policy enables us to reduce the requirement for guarantees and also increases the likelihood of scheduling multiple concerts or tours.

     Venues - A venue is a facility in which an event is held or takes place. Venue-related costs are generally the second most expensive production cost, exceeded only by the cost of the artist or group. Our strategy for venues is to use facilities with capacities ranging from 5,000 to 12,000 located in suburban areas or small cities. Facilities that have capacities lower than 5,000 are unlikely to allow us to meet our goals and larger facilities generally require guarantees at levels that make the risk of loss unacceptably high. In evaluating venues, we will seek facilities having low minimum guarantees, low operating costs, as well as good location and parking.
For the most part, we will seek and use facilities that are not unionized and that do not rely on concerts or similar entertainment events as their primary source of revenue.

          We will consider using venues throughout the country. The number of acceptable facilities is quite large and includes athletic facilities located on college campuses andarenas located in medium-sized cities.

          We may also promote concerts in clubs or auditoriums during the early stages of our operations because the initial costs of that type of promotion are relatively low and there are a large number of facilities to deal with.

     Business strategy

          We will promote events that we believe are likely to be successful given the demographics of the area surrounding the selected venue. For example, country artists are likely to be popular in many areas in the South, odies groups tend to be popular in retirement communities, rock groups on college campuses if classes are in session, etc. The basic approach is
summarized      as:

     Step One - Match a venue with a group or artist likely to be successful given the venue's demographics.

     Step Two - Negotiate an agreement with the venue. We will endeavor to reduce the advance payment requirements to a minimum. A basic agreement usually covers rent, ushers, ticketsstagehands and concessions.

     Step Three - Negotiate terms with the artist or group. These negotiations generally take place with an agent or attorney. Well known artists normally receive guaranteed minimum payments against a percentage of the gate.

     Step Four - Analyze the data using a standard event worksheet. Summarize all costs of the proposed events after estimating ancillary costs such as hotels and meals for the artist, advertising, etc. After all costs are known, we will determine ticket prices that must generally be sufficient to permit the event to breakeven if ticket sales achieve 50 percent of the venue's capacity. The ticket price calculated in this manner must be realistic given the nature of the event and the demographics of the area. If these conditions are met, we will actively consider the event. If not, we will not pursue the event.

     Step Five - Enter into the necessary agreements.

     Step Six - Promote the event through the medium considered most effective in the area. Wherever possible, barter tickets for services and consider teaming with a local radio station and other sponsors.

     Step Seven - On the day of the event, ensure that the artist has been picked up at the airport or hotel and the venue is ready for the event. Institute procedures to ensure that we obtain accurate information about ticket counts and concession sales. The amount of oversight necessary in these areas is a direct function of our founders' past relationship with the venue's management. In almost all cases, this function will be performed on-site by us or our representative.

     Step Eight - Attend the settlement or closing meeting to ensure that all contract requirements have been met.

            It is more efficient to negotiate multiple events with artists. Likewise, use of the same venue several times a year reduces negotiating time and increases the likelihood of minimizing requirements for large advances.

     Other opportunities - We will consider sponsoring occasional three or four-day festivals in conjunction with various sponsors. These festivals will coincide with holiday weekends and will feature family style entertainment. Two other avenues of opportunity are:

         Co-promoting major events in large city arenas or stadiums. We would only participate in these events on a "co-promoter" basis to minimize the risk of loss associated with large events while at the same time benefiting from being a part of a major event.

          Managing artists and groups to take advantage of our contacts, as well as legal and financial experience.


         Co-promoting major events in large city arenas or stadiums. We would only participate in these events on a "co-promoter" basis to minimize the risk of loss associated with large events while at the same time benefiting from being a part of a major event.

      Managing artists and groups to take advantage of our contacts, as well as legal and financial experience.



     Competition

          The market in which we expect to compete is highly competitive, and we will face competition from one or more entities in all geographic areas where we expect to operate.

     In addition, we anticipate that competition will increase in the future. Many of our competitors are larger businesses and have substantially greater financial resources and a much greater contact base in the industry than we will have.

     Facilities

     AMP will operate out of offices located at 80 Orville Drive, Bohemia, NY 11716, provided to it as part of an overall consulting agreement by eSAFETYWORLD, Inc., one of AMP's shareholders. These offices are expected to be sufficient for AMP's purposes until it starts generating revenue.

     Its telephone number is _______.

     Employees

          At December 31, 2000, AMP had no fulltime employees. AMP has relied and will continue to rely on consultants and independent contractors wherever possible. AMP's future success will be materially dependent upon continued services and contributions of AMP's founders, all of whom are actively engaged in other business ventures.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          AMP has not yet commenced revenue producing operations.

     Liquidity

          AMP does not have any credit facilities or other commitments for debt or equity. No assurances can be given that advances will be made available to it by shareholders and others when needed.

          It plans on pursuing equity lines of credit or similar facilities if its common stock begins to trade at sufficient volumes. However, no assurances can be given that it will be successful in obtaining an equity facility.

     New accounting pronouncements

     No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on AMP's financial position or reported results of operations.







                           AMP'S MANAGEMENT

          AMP's directors and management consist of:


     Name               Age           Title



     David P. Brown     60            President, chief financial
                                      officer and
                                      chairman


     Claire A. Heil     30            Vice president, director


     R. Bret Jenkins    42            Secretary, director


     David P. Brown is an attorney in Salt Lake City, Utah engaged in limited
private practice since  1995.   He teaches business law and alternative dispute
resolution at the University of Phoenix. He served as the chairman of the securities law section of the Utah State Bar Association from 1993 to 1994.
Mr. Brown was a shareholder in the law firm of Brown, Larson, Jenkins and Halliday from 1991 to 1995 and was a shareholder in the law firm of Mckay, Burton and Thurman from 1985 to 1991. He holds a Juris Doctorate degree from the University of Utah and is a member of the Utah State Bar Association. Mr. Brown will devote approximately 50 percent of his time to us.

     R. Bret Jenkins has been a director since inception. He has also been a director of eSAFETYWORLD since 1997 and became chief financial officer in October 1999. He hasbeen in the private practice of securities and general business law for the past 15 years. Mr. Jenkins holds Bachelor of Arts and Juris Doctorate degrees from the University of Utah. JPJ, Inc. He will devote approximately ___% of his time to us.

     Claire A. Heil is a certified public accountant and became a director in February 2001. She also is a director and chief administrative officer of eSAFETYWORLD since September 2000. Prior to that, she held professional accounting positions at PriceWaterhouseCoopers, LLP, Wright Griffin Davis
& Co. and the University of Michigan. She is a graduate of the University of Notre Dame Aconsulting firm associated with Ms. Heil will be involved with booking artists and arranging for venues for concerts and will devote approximately ___%. of her time to us.

     Bridget C. Owens became a director in February 2001 and has been a director of eSAFETYWORLD since June 1999. She served as special assistant to the board of directors of Laminaire Corporation from 1995 to February 2000. Prior to that she was director of marketing for Independent Network Group, Inc in 1994 and for Primac Inc., a privately-held transportation company from 1992-1993. Prior to Primac, Ms. Owens owned and operated a trucking and transportation company. Ms. Owens currently operates a consulting business. A consulting firmassociated with Ms. Owens will be involved in booking artists and arranging for venues and will devote approximately ____% of her time to us.

     Board of directors

     All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. AMP has a staggered board of directors. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board.

     Committees of the board of directors

          Concurrent with the Distribution, the AMP board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option lan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees.

          All directors will be reimbursed by AMP for any expenses incurred in attending directors' meetings provided that AMP has the resources to pay these fees. AMP will consider applying for officers and directors liability insurance.

     Stock option plan

          AMP has a stock option plan that expires in 2010 and enables AMP to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

          No options are outstanding.

     Executive compensation

          No officer, director or employee has received any compensation to date, and no director, officer or employee has a contract or commitment to receive annual compensationin excess of $100,000. Each officer and director will be paid a negotiated percentage of profits for the events that they arrange. They will receive no other compensation from us until we are operating profitably.

     Conflicts of interest

None of our key personnel is required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities. In the course of their other business activities, certain key personnel may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each officer and director is, so long as he is officer or director subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.





                  DESCRIPTION OF AMP'S CAPITAL STOCK

Introduction

     AMPis authorized to issue 24,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred stock

AMP's certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Accordingly, AMP's board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although AMP has no present intention to issue any shares of preferred stock, there can be no assurance that AMP will not do so in the future.

Common stock

     There are 5,500,000 shares of common stock issued and outstanding at February 28, 2001. The Distribution has no impact on the number of shares issued and outstanding. The holders of AMP common stock:

   have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
  are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
      do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and
      are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. AMP declared a two for one stock split on January 31, 2001. All share and per share amounts disclosed in this prospectus give retroactive effect to that stock split.

     Authorized but unissued capital stock

          Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the Nasdaq, which would apply only if the AMP's common stock were listed on the Nasdaq, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of AMP, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

          One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of AMP to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of AMP by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of AMP's management and possibly deprive the stockholders of opportunities to sell their shares of AMP common stock at prices higher than prevailing market prices.

     No preemptive rights

          No holder of any class of stock of AMP authorized at the time of the Distributionwill have any preemptive right to subscribe to any securities of AMP of any kind or class.

     Indemnification and limitation of liability for directors and officers

          The AMP Certificate of Incorporation, as amended, provides that AMP shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Nevada. The AMP Certificate of Incorporation, as amended, also provides that a director of AMP shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Nevada Law as the law exists or may be amended in the future.

          AMP has been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore,unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, AMP will submit the question of whether indemnification by it is against public policy to an appropriate court and will be governed by the final adjudication of the case.

          There is no pending litigation or proceeding involving a director or officer as to whichindemnification is or may be sought.

     Transfer agent

          Standard Registrar & Transfer Company, Inc. has been appointed as the transfer agent and registrar for AMP's common stock effective with the Distribution. The transfer agent's address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is 801-571- 8844.


        SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information known to it regarding beneficial ownership of AMP's common stock at the date of this prospectus by:

     each person known by it to own, directly or beneficially, more than 5% of AMP's common stock,

         each of AMP's directors, and

         all of AMP's officers and directors as a group.

          Except as otherwise indicated, AMP believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over the shares.




     Name                     Number of Shares          Percentage



     David Brown                       250,000                 4.5

     Edward A. Heil                  1,000,000                18.0

     R. Bret Jenkins                 1,000,000                18.0

     Claire Heil                       150,000                 2.7

     James Brownfiel                   150,000                 2.7

     Raymond Burghard                1,000,000                18.0

     Stephen B. Schneer                150,000                 2.7

     Diane Kohli                       150,000                 2.7

     Bridget C. Owens                  150,000                 2.7

     eSAFETYWORLD,                   1,000,000                18.0
     Inc.

     EB Consulting                     500,000                 9.0







     Officers and directorsas a group (four
     people)                         1,550,000                28.2

(1)  Edward A. Heil and R. Bret Jenkins are equal owners of EB Consulting,
which owns beneficially and of record   500,000 shares, and are deemed to be
the beneficial owners of 1,000,000 shares owned  beneficially and of record by eSAFETYWORLD, of which Messrs. Heil and Jenkins are officers and directors.
  (2)  eSAFETYWORLD's address is 80 Orville Drive, Bohemia, NY 11716.
  (3) Of the shares owned, eSAFETYWORLD will distribute 600,000 shares to its stockholders. After theDistribution, eSAFETYWORLD will hold 400,000shares,
which will represent 7.3% of   the total AMP   common shares outstanding.
(4) The address for all officers and directors is 80 Orville Drive, Bohemia, NY 11716.

                         CERTAIN TRANSACTIONS


CONSULTING ARRANGEMENTS

     On December 2, 2000, AMP engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide under which those entities agreed to provide AMP with:
         administrative and customer service support;
         accounting, management and financial services support, office space and telephone services, limited financial assistance to promote concerts, technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.
     eSAFETYWORLD has also agreed to consider, on a case by case basis, to assist AMP by providing event guarantees in amounts not to exceed $75,000. eSAFETYWORLD is not obligated to post any specific number of event guarantees. AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $500,000 which at AMP's option can be satisfied by the issuance of an aggregate of 1,500,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years.

             The agreement with eSAFETYWORLD covers three-years and automatically rolls over for an additional one year period on each anniversary date unless cancelled by one of the parties.

                         SELLING STOCKHOLDERS

             This prospectus also relates to the resale of 75,000 shares of AMP common stockby the selling stockholder. The following table provides certain information concerning the resale of shares of common stock by the selling stockholder and assumes that all shares offered by the selling stockholder will be sold. AMP will not receive any proceeds from the resale of the common stock by the selling stockholder.

                                                 COMMON STOCK

                                    BENEFICIALLY     N      BENEFICIALLY
                                    OWNED BEFORE     U       OWNED AFTER
                                      OFFERING       M        OFFERING
                                                     BE
                                                     R
                                                     TO
                                                     BE
                                                     SO
                                                     LD

          SELLING STOCKHOLDER         N       P               N       P
                                      U       E               U       ER
                                      M       R               M       CE
                                      BE      C              BE       NT
                                      R       E               R
                                              N
                                              T



     ESAFETYWORLD.                 1,                     52       9.
                                   0              75      5,       5
                                   0       1      ,0      00
                                   0,      8      00      0
                                   0       .
                                   0       2
                                   0




 (1) The shares held beneficially by eSAFETYWORLD after the offering exclude 600,000 shares of AMP common stock that eSAFETYWORLD is distributing to its shareholders.


                            PLAN OF RESALE

             The selling stockholders may from time to time offer any or all of their shares in one or more of the following transactions (which may include block transactions):
           in the over-the-counter market;
           through short sales of shares;
           in negotiated transactions other than in such markets;
           by pledge to secure debts and other obligations;
           in connection with the writing of nontraded and exchange-traded put and call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or
           in any combination of any of the above transactions.

             The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixedprices. The selling stockholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The selling stockholders may compensate broker-dealers in the form of commissions, discounts or selling concessions.

        The broker-dealers may also receive compensation from any purchaser of the shares for whom the broker-dealers acts as agent or to whom it sells as a principal.

             The selling stockholders may also resell all or a portion of
their shares in   open  market transactions in reliance on Rule 144 under the
Securities Act, as long as  they meet   the criteria and comply with the
requirements of that rule.

             The selling stockholders have advised AMP that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, and AMP does not intend to enter into any arrangement with any underwriter or coordinating broker-dealer with respect to sales of the shares by the selling stockholders.

             The selling stockholders and any broker-dealers that participate in the distribution of their shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify any agent dealer or broker-dealer that participates in sales of the shares against certain liabilitiesincluding liabilities arising under the Securities Act.

             The selling shareholders will be required to comply with the prospectus delivery requirements of the Securities Act and applicable provisions of and regulations under the Exchange Act that may limit the timing of sales of shares.

             AMP is required to pay all costs, expenses and fees incident to the registratioof theshares, excluding fees and disbursements of counsel to the selling stockholders,and the selling stockholders are required to pay any brokerage commissions or similar selling expenses incurred by them in connection with the sales of their shares.

             As used in this prospectus, "selling stockholders" includes donees, pledges, transferees or other successors-in-interest who are selling shares they received after the date of this prospectus from a selling
stockholder named in this prospectus as a gift,   pledge, partnership
distribution or other nonsale-related transfer.

             Upon being notified by a selling stockholder that the selling stockholder has entered into a material arrangement with a broker-dealer for the sale of the selling stockholder's shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required by Rule 424(b) under the Securities Act, disclosing certain information about the arrangement and the sale of the shares involved. In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file an appropriate supplement to this prospectus.

                            LEGAL MATTERS

             Stephen B. Schneer, LLC, 605 Third Avenue, New York, NY 10158 counsel to AMP, has rendered an opinion that the common stock of AMP to be distributed to the stockholders of eSAFETYWORLD is legally issued, fully paid and nonassessable under Nevada law.

                               EXPERTS

     The financial statements as of April 30, 2000 and for the period February 16, 2000 (inception) to April 30, 2000 included in this prospectus have been so included in reliance on the report of HJ & Associates, LLC independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                        AVAILABLE INFORMATION

             AMP has filed with the SEC a registration statement on Form SB-2 with respect to the shares of AMP common stock to be received by the stockholders of eSAFETYWORLD in the Distribution. This document does not contain all of the information set forth in the registration statement on Form SB-2 and the exhibits thereof, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each suchcontract, agreement or other documents filed as an exhibit to the registration statement, reference is made to that exhibit and each statement shall be deemed qualified in its entirety by that reference. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC as follows:

      at the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;
         at the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, NY 10048, or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago,
IL 60661;
         by writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
         from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy documents and other information regarding issuers that file electronically with the SEC.


     Reports of AMP

             After the Distribution, AMP will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, to file reports, proxy statements and other information with the SEC.







                        AMP PRODUCTIONS, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                         FINANCIAL STATEMENTS




     Independent Auditors'= Report
                                                F-3

     Balance Sheet
                                                F-4

     Statement of Operations
                                                F-5

     Statement of Stockholders'= DeficiencyEquity
                                                F-6

     Statement of Cash Flows
                                                F-7

     Notes to the Financial Statements
                                               F-8

     Unaudited Condensed Financial Statements-  10






                    INDEPENDENT AUDITORS'= REPORT


     To the Board of Directors
     AMP Productions, Inc.
     (A Development Stage Company)
     Salt Lake City, Utah

     We have audited the accompanying balance sheet of AMP Productions, Inc. (a development stage company) as of April 30, 2000 and the related statements of operations, stockholders deficiencyequity and cash flows from inception on February 16, 2000 through April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used andsignificant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMP Productions, Inc. (a development stage company) as of April 30, 2000 and the results of its operations and its cash flows from inception on February 16, 2000 through April 30, 2000 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Companyis a development stage company with no significant operating revenues to date, which raises substantial doubt about its ability to continue as a going concern. Managements plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


             /s/
     HJ & Associates, LLC
     Salt Lake City, Utah
     May 12, 2000

                         AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
                            Balance Sheet


                                ASSETS

                                                  April 30,
                                                  2000

     CURRENT ASSETS

     Cash                                                 $      10,000

     Total Current Assets                                       10,000

     OTHER ASSETS

     Deferred offering costs (Note 5)                           15,000

     Total Other Assets                                         15,000

     TOTAL ASSETS                                         $      1025,000


              LIABILITIES AND STOCKHOLDERS'= DEFICIENCY

                                EQUITY

     CURRENT LIABILITIES

     Accrued expenses                                     $      15,000

     Total Current Liabilities                                  15,000

     STOCKHOLDERS'= DeficiencyEQUITY

     Preferred stock at $0.001 par value; 1,000,000 shares
            authorized, -0- outstanding                             -
Common stock at $0.001 par value; authorized 24,000,000
 shares; 4,000,000 shares issued and outstanding          4,000
Additional paid-in capitall                               6,000
Loss accumulated in development stage                   (15,000)

Total Stockholders' Deficiency= Equity                 (510,000)

TOTAL LIABILITIES AND STOCKHOLDERS'= DEFICIENCYEQUITY  $    1025,000

                  See notes to financial statements.

                        AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
                       Statement of Operations


                              From
                           Inception on
                            February 16,
                             2000 Through
                                                     April 30,
                              2000

REVENUE                                               $  -

EXPENSES                                              15,000-

NET LOSS                                              $ (15,000)-

BASIC LOSS PER SHARE                                  $(.01)
























                  See notes to financial statements.

                         AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
              Statement of Stockholders'= DeficiencyEquity
       From Inception on February 16, 2000 Through April 30, 2000



                                                                  Deficit
                                                                  Accumulated
                                            Additional            During the
                             Common Stock   Paid-in               Development
                           Shares   Amount  Capital               Stage

Inception on
February 16, 2000            -        -        -                 $    -

Common stock
issued for cash
at $0.001 per share      4,000,000     4,000           6,000           -

Net loss for the
period ended
April 30, 2000                -          -               (15,000)

Balance,
April 30, 2000        4,000,000     $    4,000     $    6,000  (15,000) -






















                   See notes to financial statements.

                         AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
                        Statement of Cash Flows
          From February 16, 2000 (Inception) to April 30, 2000

                                                          From
                                                          Inception on
                                                          February 16,
                                                          2000 Through
                                                          April 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                               $  (15,000)      -
Changes in operating assets and liabilities:
(Increase) decrease in deferred offering costs            (15,000)
Increase (decrease) in accrued expenses                   15,000

Net Cash (Used) by Operating Activities                   -

CASH FLOWS FROM INVESTING ACTIVITIES                      -

CASH FLOWS FROM FINANCING ACTIVITIES

 Issuance of common stock for cash                       10,000

Net Cash Provided by Financing Activities                 10,000

  INCREASE IN CASH AND CASH EQUIVALENTS                   10,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          -

  CASH AND CASH EQUIVALENTS AT END OF PERIOD            $   10,000

Cash Paid For:

Interest                                               $  -
Income taxes                                           $  -





                   See notes to financial statements.

AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
                   Notes to the Financial Statements
                             April 30, 2000


NOTE 1 - ORGANIZATION

 AMP Productions, Inc. (the "ACompany"@) was incorporated under the laws of the State of Nevada on February 16, 2000 (inception). The Company, which has not yet begun operations, will promote concerts, festivals and other entertainment events.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

       The Company'=s financial statements are prepared using the accrual
method of accounting.   The Company has elected a fiscalcalendar year ending
on April 30.

b.  Provision for Taxes

       No provision for income taxes has been made due to the limited activities of the Company.

c.  Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.  Basic Loss Per Common Share

       Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits.

                                                     April 30,
                                                     2000
Numerator - loss                                       $  -
Denominator - weighted average number of
  shares outstanding                                   1,250,000

Loss per share                                         $    0.00

                        AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
                  Notes to the Financial Statements
                            April 30, 2000


NOTE 3 - GOING CONCERN

     The Company'=s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidationof liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to complete a limited offering of its common stock. In the interim, the shareholder of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - STOCK TRANSACTIONS

     On February 16, 2000, the Board of Directors issued 2,000,000 shares of common stock for $10,000 to the founding shareholders of the Company.

     The Company has a stock option plan which expires ten years from July 15, 2000, the date adopted, and enables it to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No options or other awards have been granted as of July 29, 2000.


        NOTE 5-     SUBSEQUENT EVENTS

        Consulting Agreements

     On December 2, 2000, AMP engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide under which those entities agreed to provide AMP with:
         administrative and customer service support;
         accounting, management and financial services support,
         office space and telephone services,
         limited financial assistance to promote concerts,
         technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase  of event tickets.
          AMP has agreed to pay eSAFETYWORLD and EB Consulting  aggregate
fees of   $500,000 which at AMP's option can be satisfied by the issuance of an aggregate of 1,500,000 shares of AMP's common stock. In February 2001, AMP elected to issue he shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years. The agreement with eSAFETYWORLD covers three-years and automatically rolls over for an additional one year period on each anniversary date unless cancelled by one of the parties.

        Stock Split
       AMP declared a two for one stock split on January 31, 2001. All share and per share amounts disclosed in this prospectus give retroactive effect to that stock split.


                        AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
                            Balance Sheet
                             (unaudited)

                                ASSETS

                                                        April 30,
                                                        2000

     CURRENT ASSETS

     Cash                                                 $      5,000

     Total Current Assets                                       5,000


     OTHER ASSETS

     Deferred offering costs (Note 5)                           15,000

     Total Other Assets                                         15,000

     TOTAL ASSETS                                         $      525,000


              LIABILITIES AND STOCKHOLDERS'= DEFICIENCY

                                EQUITY

     CURRENT LIABILITIES

     Accrued expenses                                     $      50,000

     Total Current Liabilities                                  50,000

     STOCKHOLDERS'= DeficiencyEQUITY

     Preferred stock at $0.001 par value; 1,000,000 shares
           authorized, -0- outstanding                             -
Common stock at $0.001 par value; authorized 24,000,000
 shares; 4,000,000 shares issued and outstanding          2,000
Additional paid-in capitall                               8,000
Loss accumulated in development stage                   (55,000)

Total Stockholders' Deficiency= Equity                  (4510,000)

TOTAL LIABILITIES AND STOCKHOLDERS'= DEFICIENCYEQUITY  $    525,000

        See notes to unaudited condensed financial statements.



                                 F-10

                        AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
                       Statement of Operations
                  Nine Months Ended January 31, 2001
                             (unaudited)







REVENUE                                               $  -

EXPENSES                                              40,000-

NET LOSS ACCUMULATED IN THE DEVELOPMENT STAGE         (40,000)-

BASIC LOSS PER SHARE                                  $(.01)























        See notes to unaudited condensed financial statements.


                                 F-11

                         AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
              Statement of Stockholders'= DeficiencyEquity
               For the Nine Months Ended January 31, 2001
                              (unaudited)



                                                       Deficit
                                                       Accumulated
                                    Additional         During the
                  Common Stock      Paid-in            Development
                Shares   Amount     Capital            Stage

Balance,
May 1, 2000     4,000,000  $ 4,000     $ 6,000      $   (15,000)

Net loss
for the period ended
January 31, 2001    -         -          -              (40,000)

Balance,
April 30,
2000            4,000,000    4,000        6,000       (55,000)    -






















         See notes to unaudited condensed financial statements.




                                  F-12

                         AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
                        Statement of Cash Flows
               For the Nine Months Ended January 31, 2001
                              (unaudited)

                                                      From
                                                      Inception on
                                                      February 16,
                                                      2000 Through
                                                      April 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                               $      (40,000)
Changes in operating assets and liabilities:
(Increase) decrease in deferred offering costs                 (15,000)
Increase (decrease) in accrued expenses                         35,000

Net Cash (Used) by Operating Activities                         (5,000)

CASH FLOWS FROM INVESTING ACTIVITIES                             -

CASH FLOWS FROM FINANCING ACTIVITIES                             -

DECREASE IN CASH AND CASH EQUIVALENTS                           (5,000)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                10,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $    5,000

Cash Paid For:

Interest                                               $  -
Income taxes                                           $  -





         See notes to unaudited condensed financial statements.



                                  F-13




                         AMP PRODUCTIONS, INC.
                     (A Development Stage Company)
           Notes to Unaudited Condensed Financial Statements

NOTE 1 - ORGANIZATION

 AMP Productions, Inc. (the "ACompany"@) was incorporated under the laws of the State of Nevada on February 16, 2000 (inception). The Company, which has not yet begun operations, will promote concerts, festivals and other entertainment events.

 The accompanying interim condensed financial statements for the nine month period ended January 31, 2001 are unaudited and include all adjustments considered necessary by Management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscalcalendar year ending on April 30.

b.  Provision for Taxes

       No provision for income taxes has been made due to the limited activities of the Company.

c.  Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and iabilities at the date of the financial statements and the reported amountsl of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.  Basic Loss Per Common Share

       Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period. AMP declared a two for one stock split on January 31, 2001. All share and per share amounts disclosed in the financial statements give retroactive effect to that stock split.

                                                     April 30,
                                                      2000

Numerator - loss                                       $  -
Denominator - weighted average number of
  shares outstanding                                   1,250,000

Loss per share                                         $    0.00




                                 F-14



                         AMP PRODUCTIONS, INC.
                    (A Development Stage Company)
          Notes to Unaudited Condensed Financial Statements



NOTE 3 - GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to complete a limited offering of its common stock. In the interim, the shareholder of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - CONSULTING AGREEMENTS
     On December 2, 2000, AMP engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide under which those entities agreed to provide AMP with:
         administrative and customer service support;
         accounting, management and financial services support, office space and telephone services, limited financial assistance to promote concerts, technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.
          AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $500,000 which at AMP's option can be satisfied by the issuance of an aggregate of 1,500,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an ERROR! MAIN DOCUMENT ONLY.AGGREGATE OF 15% OF AMP'S ANNUAL PRETAX INCOME AS DETERMINED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FOR A PERIOD OF THREE YEARS. THE AGREEMENT WITH ESAFETYWORLD COVERS THREE-YEARS AND AUTOMATICALLY ROLLS OVER FOR AN ADDITIONAL ONE YEAR PERIOD ON EACH ANNIVERSARY DATE UNLESS CANCELLED BY ONE OF THE
PARTIES.

           SUBSTANTIALLY ALL ACCRUED EXPENSES REPORTED AT JANUARY 31, 2001 RELATE TO THIS AGREEMENT AND WERE FULLY SATISFIED BY THE ISSUANCE OF COMMON STOCK.





                             PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS


     ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           THE COMPANY HAS A PROVISION IN ITS CHARTER, BY-LAWS, OR OTHER CONTRACTS PROVIDING FOR INDEMNIFICATION OF ITS OFFICERS AND DIRECTORS.

           INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS OFFICERS AND CONTROLLING PERSONS OF THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER
OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY
SUCH ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.


     ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           ESTIMATED EXPENSES PAYABLE BY THE REGISTRANT IN CONNECTION WITH THE REGISTRATION AND DISTRIBUTION OF THE COMMON STOCK REGISTERED HEREBY ARE AS
FOLLOWS:

     SEC FILING FEE                   $89.10

     ACCOUNTING FEES                 1,200.00

     LEGAL AND PROFESSIONAL          7,500.00

     OTHER                           6,210.90



     TOTAL                         $15,000


     ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

           ALL ISSUANCES WERE UNDER SECTION 4(2) UNLESS OTHERWISE INDICATED. THE ISSUANCES UNDER 4(2) WERE TO OFFICERS, DIRECTORS OR EMPLOYEES OR A LIMITED NUMBER OF UNAFFILIATED PERSONS OR ENTITIES.






     ITEM 25. EXHIBITS.

           THE FOLLOWING EXHIBITS CAN BE FOUND AS EXHIBITS TO THE FILINGS
LISTED.

     3.1  ARTICLES OF INCORPORATION

     3.2  BY-LAWS

     4.1  SPECIMEN OF CERTIFICATE OF COMMON STOCK

     5.1  OPINION OF STEPHEN B. SCHNEER LLC *

     10.7 STOCK OPTION PLAN
     22.1 CONSENT OF HJ ASSOCIATES, LLC

     23.2 CONSENT OF STEPHEN B. SCHNEER LLC (INCLUDED
          IN EXHIBIT
          5.1) *

     99   LETTER TO SHAREHOLDERS

     *    TO BE FILED BY AMENDMENT

     ITEM 26. UNDERTAKINGS.

           SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH SUPPLEMENTARY AND PERIODIC INFORMATION, DOCUMENTS AND REPORTS AS MAY BE PRESCRIBED BY ANY RULE OR REGULATION OF THE COMMISSION HERETO BEFORE OR HEREAFTER DULY ADOPTED PURSUANT TO AUTHORITY CONFERRED IN THAT SECTION.

           THE REGISTRANT FURTHER UNDERTAKES:

           (1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT:

             (I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT OF 1933;

            (II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGEIN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT. NOTWITHSTANDING THE FOREGOING, ANY INCREASE OR DECREASE IN VOLUME OF SECURITIES OFFERED (IF THE TOTAL DOLLAR VALUE OF SECURITIES OFFERED WOULD NOT EXCEED THAT WHICH WAS REGISTERED) AND ANY DEVIATION FROM THE LOW OR
HIGH END OF THE ESTIMATED MAXIMUM OFFERING RANGE MAY BE REFLECTED IN THE FORM OF PROSPECTUS FILED WITH THE COMMISSION PURSUANT TO RULE 424(B). IF, IN THE AGGREGATE, THECHANGES IN VOLUME AND PRICE REPRESENT NO MORE THAN A 20% CHANGE IN THE MAXIMUM AGGREGATE OFFERING PRICE SET FORTH IN THE "CALCULATION OF REGISTRATION FEE" TABLE IN THE EFFECTIVE REGISTRATION STATEMENT.

            (III) TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THE REGISTRATION STATEMENT OR
ANY MATERIAL CHANGE TO SUCH INFORMATION IN THE REGISTRATION STATEMENT.

           (2) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

           (3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

           (4) INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT
BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.




                 SIGNATURES


           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS SB-2 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN SALT LAKE CITY, STATE OF UTAH, ON THE _8__TH DAY OF JUNEAPRIL, 2001.




                                           AMP PRODUCTIONS, INC.


                                           BY /S/ DAVID BROWN
                                          ------------------------------------
                                           DAVID BROWN, PRESIDENT




           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



     SIGNATURE                      TITLE                 DATE
     ---------                     -----                 ---------


     /S/ EDWARD A. HEIL            DIRECTOR               APRIL  9, 2001
     -------------------------------
     EDWARD A. HEIL



/S/ R. BRET JENKINS                   DIRECTOR             APRIL  9, 2001
     -------------------------------
     R. BRET JENKINS






     EXHIBIT 3.1



                      ARTICLES OF INCORPORATION
                                  OF
                        AMP PRODUCTIONS, INC.

     KNOW ALL BY THESE PRESENTS:
     That the undersigned does hereby associate themselves, desiring to be incorporated as a corporation in accordance with the laws of the State of Nevada and hereby certify and adopt the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereinafter become members of this corporation andwho may hold stock therein.

                              ARTICLE I

     The name of the corporation is: AMP Productions, Inc.

                             ARTICLE II

     The name and address of the resident agent of the corporation is:

     NEVADA CORPORATE CENTER
     2775 Old Highway 40/ Box 1450
     Verdi, Nevada 89439

     Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada as may from time to time be determined by the Board of Directors.

                      ARTICLE III

    The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

                              ARTICLE IV

     (a)  The Corporation shall be authorized to issue the following shares:

     Class                    Number of Shares         Par Value
     Common              24,000,000               $.001
     Preferred            1,000,000               $.001
     (b) The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:

     (1) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

     (2) All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless or series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.
(c) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same,
or any thereof, to any said holder. (d)   The capital stock of this
corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.

                          ARTICLE V

Members of the governing Board shall be known and styled as ADirectors@ and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the By-Laws. The name and address of the first Board of Directors is as follows:

R. Bret Jenkins
4516 South 700 East, #100
Salt Lake City, Utah  84107

The officers of the corporation shall be a President, Vice President, Secretary, and Treasurer. The corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws. The officers shall have the powers,perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Nevada. Any person may hold two (2) or more offices in said corporation.

                              ARTICLE VI

The corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereinafter be provided by law for corporations in the State of Nevada.
                             ARTICLE VII
No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by that person.

                             ARTICLE VIII
Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of share owned by such shareholde rfor each director to be elected. Shareholders shall not be entitled to cumulate their votes.
                              ARTICLE IX
The Directors shall have the powers to make and alter the By-Laws of the corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.
                              ARTICLE X
The corporation specifically elects not to be governed by NRS 78.411 to NRS
78.444 inclusive and successor statutory provisions.
                              ARTICLE XI
The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.
The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The expenses of directors and officers incurred in defending a civil or criminal aciton, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director=s of officer=s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.
                             ARTICLE XII
The name and address of the incorporator of this corporation is:
Cammie Warburton 2775 Old Highway 40/Box 1490 Verdi, Nevada 89439
IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of AMP Productions, Inc.

     Cammie Warburton


                                BYLAWS

                               OF

                      AMP PRODUCTIONS, INC.



                   ARTICLE I - IDENTIFICATION

1.  Name of Corporation:  The name of the Corporation is  AMP Productions, Inc.

2. Address: The address of the Corporation's registered office is Nevada Corporate 2775 Old Highway 40/Box 1490 Verdi, Nevada 89439, and the name of the registered agent at such address is Nevada Corporate Center.

3. Fiscal Year: The fiscal year of the Corporation shall be on a calendar-year basis commencing on the first day of January, each year, and ending on the last day of December of the same calendar year.

              ARTICLE II - MEETINGS OF SHAREHOLDERS

1. Annual Meeting: The annual meeting of the Stockholders for the election of Directors and for the transaction of such other business as may lawfully come before the meeting shall be held during each calendar year at a reasonable time, date and place to be fixed by the President or Board of Directors.
Failure to hold the annual meeting shall not work a forfeiture or dissolution of the Corporation.

2. Special Meetings: Special meetings of the Stockholders may be called for any reasonable time and place by the President, the Board of Directors or the holders of not less than thirty percent (30%) of all of the issued and outstanding shares entitled to vote at the meeting.

3. Notice of Shareholders' Meetings: Written or printed notice stating the place, da yand hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date f the meeting, either personally or by mail, by or at the direction of the President, the
Secretary or the officer or persons calling the meeting.   If mailed, such
notice shall be deemed to be given when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

4. Quorum: At any meeting of the Stockholders, the representation in person or by proxy of the majority of the capital stock issued and outstanding on the books of the Corporation shall be necessary to hold such meeting and such majority shall constitute a Quorum for all purposes, unless a greater number is required by law. If the holders of the amount of stock necessary to constitute a Quorum shall fail to attend in person or by proxy at the time and place fixed by notice as above provided, for either annual or special meetings, a vote of a majority of the stock present in person or by proxy may adjourn the meeting, until holders of the amount of stock requisite to constitute a Quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally notified.

5. Voting: The voting shall be oral or by ballot as the meeting shall determine unless a different vote is required by law. A majority of the votes cast on any motion shall carry that motion, and in the case of an election, shall elect the person nominated. Voting by proxy duly given in writing shall be allowed on all matters, including amendments to the Articles of Incorporation. On each matter submitted at the meeting, each Shareholder shall be entitled to one vote for each share of stock held by him as shown by the books of the Corporation at the close of business on a day preceding the meeting, which day shall be fixed by the Board of Directors and which day shall not be more than fifty (50) nor less than ten (10) days prior to the date of the meeting.

Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

 Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. A Stockholder may not accumulate his votes for one or more Directors.A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge; thereafter, the pledgee shall be ntitled tovote the shares so transferred.

6. Waiver: Any Stockholder may waive notice of any meeting by writing, signed by him or his duly authorized attorney, either before or after the meeting.

7. Informal Action by Stockholders: Any action required to be taken at a meeting of the Shareholders, or any required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

Failure to comply with the requirements of this paragraph shall not invalidate any action taken at such meeting.

                ARTICLE III - BOARD OF DIRECTORS

1. Number, Term, Election and Authority: The affairs of the Corporation shall be managed by a Board of not less than three (3) Directors or more than nine (9) Directors. At the annual meeting of the Shareholders, the Shareholders shall elect Directors t hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have elected and qualified. If for any reason such Directors shall not be elected at the annual meeting of the Stockholders which is called and held forthat purpose. The number of Directors may be increased or decreased from time to time by amendment of these Bylaws. The Directors shall act only as a Board: the individual Director shall have no power as such.

2. Vacancies: Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a Quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of D irectors shall be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of the Stockholders called for the purpose of electing a Director to the office so created. Any directorship to be filled by reason of the removal of one or more Directors by the Shareholders may be filled by election by the Shareholders at the meeting at which the Director or Directors are removed.

3. Removal of Directors: One or more Directors or the entire Board of Directors may be removed, with or with out cause, by a majority vote of a Quorum of Stockholders at a regular or special meeting of the Stockholders.

4. Place of Meeting: The Directors may hold their meetings at the main office of the Corporation, or at such place or places as the Board from time time may determine.

5. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, by the President or by a majority of the Board of Directors at that time in office. The Chairman of the Board of Directors, President or Secretary shall give notice of such special meeting by mailing the same at least five (5) days before the meeting or telegraphing or telephoning the same at least three (3) days before the meeting to each Director, but such notice may be waived by any Director. At all meetings of the Board of Directors, each Director present, whether or not he is acting as Chairman of the meeting, shall have one vote. Voting by proxy shall not be allowed.

Whenever all Directors entitled to vote at any meeting consent, either in writing on the records of the meeting, by filing a waiver with the Secretary, by presence at such meeting, by oral consent entered on the minutes or by taking part in the deliberation at such meeting without objecting to the holding of such meeting, then such meeting and the action taken thereat shall be as valid as if the meeting had been regularly called and noticed. Furthermore, any business may be transacted at such meeting that could be transacted at a regularly-called meeting with notice; and if any meeting is irregular for want of notice or of such consent, the proceedings of such meeting may be ratified and approved and rendered likewise valid, provided a Quorum was present at such meeting. However, the irregularity or defect therein waived by writing shall be signed by all Directors having the right to vote at such meeting. Any Directors' meeting may be held without notice.

Attendance of a Director at meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board o fDirectors need be specified in notice or waiver of notice of such meeting.

6. Quorum: A majority of the Board of Directors in office at the time shall constitute a Quorum for the transaction of business, but if at any meeting of the Board there shall be fewer than a Quorum present, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement of the meeting, until a Quorum shall be present.

7. Acting Outside Meeting: Any action of a majority of the Board of Directors, although not at a regularly-called meeting, and the record thereof as assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if passed by the Board in a regular meeting.

8. Designation of Depositories: Such bank or trust company as the Board may choose from time to time shall be the depository of the money or securities of the Corporation.

                      ARTICLE IV - OFFICERS

1. Officers: The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Vice-President, a Secretary and a Treasurer, who shall be chosen by the Board of Directors in any regularly-called Directors' meeting. One person may not hold more than one office, except the same person may serve as Chairman of the Board and at the same time act in another official capacity. The same person may hold both offices of Secretary and Treasurer. The Board of Directors may, in their discretion, create such other offices and appoint such other officers and agents as it desires. All officers, agents and employees of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.

2. Powers and Duties of the Chairman of the Board of Directors: He shall preside at all meetings of Directors and Shareholders of the Corporation. He may call meetings of the Board of Directors from time to time. The Chairman shall also perform such othe rduties as may be assigned to him by the Board of Directors.

3. Powers and Duties of the President: The President shall be the chief executive officer of the Corporation. He may sign and execute all authorized contracts or obligations in the name of the Corporation, with the Secretary or an Assistant Secretary, may sign all certificates of the shares of the capital stock of the Corporation. He shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

4. Powers and Duties of the Vice-President: The Vice-President shall possess the power and may perform the duties of the President in his absence or disability. The Vice-President shall perform such other duties as may be from time to time assigned to him by the Board of Directorsor President.


5. Powers and Duties of the Secretary: The Secretary shall keep the minutes of all meetings of the Board of Directors and of all meetings of Stockholders. He shall attend to the giving and serving of notices of the Corporation; he may sign with the President, in the name of the Corporation, all contracts authorized by the Board of Directors; and when so ordered by the Board of Directors, he shall affix the seal of the Corporation thereto. The Secretary shall, with the President or Vice-President sign all certificates of the shares of the capital stock of the Corporation. He shall do and perform such other duties as may be assigned from time to time by the Board of Directors or President.

6. Powers and Duties of the Assistant Secretary: Each Assistant Secretary, if appointed, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors, President or Secretary.

7. Powers and Duties of the Treasurer: The Treasurer shall have the custody of all funds and securities of the Corporation which may have come into his hands. When necessary or proper, he shall endorse for collection, on behalf of the Corporation, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate. He shall sign all receipts and vouchers for payments made to the Corporation jointly with such other officers as may be designated by the Bylaws or by resolution of the Board of Directors.
 He shall perform such other acts and duties as may be assigned to him by the Board of Directors or President.

                   ARTICLE V - VOTING OF STOCK

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meeting of the Stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation may have possessed and exercised if present. The Board of Directors, by resolution, may from time to time confer such powers upon any other person or persons.

                   ARTICLE VI - CAPITAL STOCK

1. Certificate of Shares: Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President or a Vice-President, and also by the Secretary or and Assistant Secretary, duly authorized by the Board of Directors to do so.

2. Transfer of Shares: Shares of the capital stock of the Corporation shall be transferred only on the books of the Corporation at the instance of the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares.

The delivery of a certificate of stock in this Corporation to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a written power of attorney to sell, assign and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title against all persons except the Corporation, provided all provisions of the Stock Buyand Sell Agreement in force at the time have been complied with. No transfer of stock shall be valid against the Corporation until it shall have been registered upon the books of the Corporation.

The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such hares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

           ARTICLE VII - DIVIDENDS AND WORKING CAPITAL

1. Dividends: Dividends may be declared by the Board of Directors from time to time out of the net earnings or from the surplus of its assets over its liabilities, but not otherwise. When the Directors shall so determine, dividends may be paid in stock.

2. Working Capital: Before payment of any dividend or making any distribution of profits, there may be set aside out of the net profits of the Corporation such sum or sums as the Directors may from time to time in their discretion think proper as a working capital or as a reserve fund to meet contingencies and emergencies, and from time to time the Board of Directors may increase, diminish and vary such working capital or such reserve fund in its absolute judgment and discretion.

    ARTICLE VIII - CHECKS, NOTES AND EVIDENCE OF INDEBTEDNESS

Disbursements shall be made by checks, all of which shall be signed as determined by the Board of Directors. Bills receivable, drafts and other evidences of indebtedness tot he orporation shall be endorsed for the purpose of discount or collection by the President or such other office or officers of the Corporation as the Board of Directors shall fromtime to time, by resolution, designate. No bonds, notes or other evidence of indebtedness shall be executed by or on behalf of the Corporation unless the Board of Directors shall expressly authorize the same.

                  ARTICLE IX - INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact the he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment,order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had not reasonable cause to believe that his conduct was unlawful.

                      ARTICLE X - AMENDMENT

These Bylaws and any other Bylaws may be adopted, amended or repealed either by the Shareholders or by the Board of Directors, except that:

1. The Board of Directors shall not alter or repeal any Bylaw which the Stockholders have specifically precluded the Directors from altering or repealing.

2. No Bylaw shall be adopted by the Directors which shall require more than a majority of the voting shares for a Quorum at a meeting of Shareholders, or more than a majority of the votes cast to constitute action by the Shareholders, except where higher percentages are required by law.

                    CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1.  That I am the duly elected and acting Secretary of AMP Productions, Inc.;
and,

2. That the foregoing Bylaws, comprising nine(9) pages, constitute the Bylaws of saidCorporation as duly adopted at a meeting of the Board of directors thereof duly held on the 16 day of February, 2000.


_____/s/___________________
 Secretary



                   FORM OF COMMON STOCK CERTIFICATE





                                   EXHIBIT 4.1



     Number                                                               Shares
/---------/                                                           /--------/

                               AMP Productions, Inc.
                   AUTHORIZED COMMON STOCK: 24,000,000 SHARES
                                PAR VALUE: $.001




THIS CERTIFIES THAT

         ---------------------------------------------

IS THE RECORD HOLDER OF


         Shares of AMP Productions, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


--------------------------                         -----------------------------
         Secretary                                            President


                               AMP Productions, Inc.
                                   CORPORATE
                                      SEAL
                                     NEVADA






NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



               TEN COM - as tenants in common       unif gift min act-
                          ......Custodian.........
               TEN ENT - as tenants by the entireties  (Cust          (Minor)
               JF TEN - as joint tenants with right    under Uniform Gifts to
               of survivorship and not as     Minors Act ...........
               tenants in common                          (State)


         Additional abbreviations may also be used though not in the above list

                  For Value Received, ____________ hereby sell, assign and transfer unto (Please insert Social Security or Other Identifying
Number  of Assignee)



     --------------------------------------------------------------------------
    (Please print or typewrite name and address, including zip code of Assignee)

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

         _____________________________________________________________Shares of
         the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint


         ____________________________________________________________Attorney
         to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

         Dated _______________________


------------------------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever





                             Exhibit 10.7
                        AMP PRODUCTIONS, INC.
                      2000 STOCK INCENTIVE PLAN



     1.   Purpose.

     The purpose of this Plan is to enable AMP Productions, Inc. and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

     2.   Definitions.

     For purposes of the Plan:

               2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share of Common Stock paid to holders of the Shares of Common Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or
(ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

               2.2 "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

               2.3 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Award.

               2.4 "Award" means an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted or to be granted pursuant to the Plan.

               2.5  "Board" means the Board of Directors of the Company.

               2.6  "Cause" means:

                    (a) Solely with respect to Nonemployee Directors, the commission of an act of fraud or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, and

                    (b) For all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

               2.7 "Change in Capitalization" means any increase or reduction in the Number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, byreason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

               2.8 A "Change in Control" shall mean the occurrence during the term of the Plan of either of any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, except that the issuance of shares of Common Stock in a public offering made pursuant to the Securities Act of 1933, as amended shall not constitute a Change of Control.

               2.9  "Code" means the Internal Revenue Code of 1986, as amended.

               2.10 "Committee" means a committee, as described in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

               2.11 "Company" means AMP Productions, Inc (including any and all subsidiaries currently existing or hereafter acquired or established).

               2.12 "Director Option" means an Option for Shares, Stock Appreciation Rights or Units granted pursuant to Section 6.

               2.13 "Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

               2.14 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

               2.15 "Eligible Individual" means any director (other than a Nonemployee Director), office ror employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

               2.16 "Employee Option" means an option granted pursuant to
Section 5.

               2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               2.18 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

               2.19 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

               2.20 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

               2.21 "Nonqualified Stock Option" means an Option which is notan Incentive Stock Option.

               2.22 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

               2.23 "Optionee" means a person to whom an Option is being granted under the Plan.

               2.24 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

               2.25 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

               2.26 "Plan" means The SL Group, Inc. 1999 Stock Option Plan.

               2.27 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles as defined in Opinion No. 16 of the Accounting Principles Board and the amendments thereto.

               2.28 "Shares" means the common stock, par value $.001 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

               2.29 "Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

               2.30 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

               2.31 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

               2.32 "Ten Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary thereof.

     3.   Administration.

               3.1 The Plan shall be administered by the Committee which shall hold meeting sat such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company. If the Board of Directors has any Disinterested Directors or Outside Directors, at least one such Disinterested or Outside Director shall be on the Committee. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administeringthis Plan or in authorizing or denying authorization to any transaction hereunder.

               3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                    (a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of this Plan;

                    (b) construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Options, and all other persons having any interest therein;

                    (c) determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

                    (d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                    (e) exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4.   Stock Subject to the Plan.

          4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,500,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to
Section 11. The Company shall reserve for purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

          4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires,is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

     5.   Option Grants for Eligible Individuals.

          5.1  Authority of Committee.   Subject to the provisions of the
Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

          5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

          5.3  Maximum Duration.   Employee Options granted hereunder shall be
for such term as the Committee shall determine, provided that an Incentive Stock Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          5.4  Vesting.   Subject to Section 7.5 hereof, each Employee Option
shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

          5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option w ithout the Optionee's consent.


     6.   Option Grants for Nonemployee Directors.

           6.1 Purchase Price. The purchase price for Shares or SARs under each Director Option shall be not less than to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of the grant unless specifically determined to be otherwise by the Committee.

          6.2  Vesting.     Subject to Sections 6.3 and 7.5 each Director
Option shall become exercisable within four (4) equal annual installments beginning on the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

          6.3  Limitations on Amendment.     The provisions in this Section 6
and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder.

     7.   Terms and Conditions Applicable to All Options.

          7.1  Duration.    Each Option shall terminate on the date which is
the tenth anniversary of the grant date, unless terminated earlier as follows:

               (a) If an Optionee's employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date of the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

               (b) If an Optionee's employment or service terminates by reason of the Optionee's Disability, the Optionee may, for a period of one (1) year after such termination, exercisehis or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

               (c) If an Optionee's employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

               (d) If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b), respectively, of this Section 7.1 the Option granted to the Optionee may be exercised at any time within twelve
(12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent and distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Employee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

          7.2  Non-transferability.     No Option granted hereunder shall be
transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          7.3  Method of Exercise.    The exercise of an option shall be made
only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return uch Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and thenumber of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          7.4  Rights of Optionees.   No Optionee shall be deemed for any
purpose to be the owner of any Shares subject to any Option unless and until
(i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and
 (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

          7.5 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall
become immediately and fully vested and exercisable.   In addition, to the
extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of
(x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase pricefor such Shares under the Employee Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Employee Option. In the event an Optionee's employment or service with the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

     8.   Stock Appreciation Rights.    The Committee may, in its discretion,
either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms.

          8.1  Time of Grant.     A Stock Appreciation Right may be granted
(i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

          8.2  Stock Appreciation Right Related to an Option.

               (a) Exercise. Subject to Section 8.8, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

               (b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock AppreciationRight at the time it is granted.

               (c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.



          8.3  Stock Appreciation Right Unrelated to an Option.
The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall not have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but, in no event, shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised.
Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the same Stock Appreciation Right at the time it is granted.

          8.4  Method of Exercise.   Stock Appreciation Rights shall be
exercised by a holder only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

          8.5  Form of Payment.    Payment of the amount determined under
Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in wholeShares in a number determined at their Fair Market Value in the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings (the Window Period") or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

          8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

          8.7 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shared over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any holder who may be subject to liability under Section 15(b) of the Exchange Act, such holder shall be entitled to exercise his or her Stock Appreciation Right during the sixty (60) day periodcommencing upon the expiration of six months from the date of grant of any such Stock Appreciation Right. In the event of a holder's employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holder's employment or service shall remain exercisable for a period ending but not before the earlier of the first anniversary of the termination of the holder's employment or service or the expiration of the stated term of the Stock Appreciation Right.

     9.   Adjustment Upon Changes n Capitalization.

          (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number of Shares with respect to which Options may be granted under the Plan,
(ii) maximum number of Shares with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number of Shares in respect of which Director Options are to be granted under
Section 6. (b) Any such adjustment in the Shares subject to Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          (c) If, by reason of a Change of Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

     10.  Effect of Certain Transactions.    Subject to Sections 7.5 and 8.7
or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms.


     11.  Interpretation.

          (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          (b) The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall generally interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

          (c) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

     12.  Pooling Transactions.

          Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute aPooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent public accounting firm engaged by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limitedto (i) deferring the vesting, exercise, payment or settlement in respect of any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquiree of the Company, or a combination of the foregoing, and
(iii) providing for the extension of term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

     13.  Termination and Amendment of the Plan.

          The Plan shall terminate on the preceding the tenth anniversary of the date of its adoption by the stockholders of the Company, and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan, and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
          (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award already granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan;
and

          (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

     14.  Non-Exclusivity of the Plan.

          The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
     15.  Limitation of Liability.

          As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

               (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

               (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

               (c) limit in any way the right of the Company to terminate the employment of any person at any time; or
               (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     16.  Regulations and Other Approvals; Governing Law.

          16.1 Except as to matters of Federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York.

          16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

          16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval or any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act") and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require an individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

     17.  Miscellaneous.

          17.1 Multiple Agreements.     The terms of each Award granted to an
Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

          17.2 Withholding of Taxes.

               (a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay other amounts as may be required by law to be withheld by the Company in issuance or release from escrow of such Shares or the payment of such cash.
The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under
Section 16(b) of the Exchange Act either; (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted, (B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify this Section 17.2 (other than as regards Director
Options) or impose such other restrictions or limitations on Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

               (b)  If an Optionee makes a disposition, within the meaning of
Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

   17.3    Effective Date.    The effective date of the Plan shall be as
determined by the Board, subject only to the approval by the affirmative vote of the stockholders.



                   Consent of HJ & Associates, LLC
                             Exhibit 22.1
                         HJ & Associates, LLC





                  CONSENT OF INDEPENDENT AUDITORS=


Board of Directors
AMP Productions, Inc.
Salt Lake City, Utah

We hereby consent to the use in this Registration Statement of AMP Productions, Inc. on Form SB-2 of our audit report dated May 12, 2000 for AMP Productions for the period ended April 30, 2000, which are part of this Registration Statement and to all references to our firm included in this Registration Statement.



HJ & Associates, LLC
Salt Lake City, Utah
April 13, 2001


                              Exhibit 99
                          eSAFETYWORLD, Inc.
                           80 Orville Drive
                          Bohemia, New York
                           April ___, 2001




TO ALL ESAFETYWORLD, INC. STOCKHOLDERS:

     On [_______________], 2001, the Board of Directors of eSAFETYWORLD, Inc. ("eSAFETYWORLD") declared a dividend of 600,000 shares of AMP Productions, Inc. ("AMP") which will result in AMP becoming a separate, publicly-traded company.

     If you are a stockholder of eSAFETYWORLD as of the close of business on [_____________], 2001, the record date for the dividend, stock certificates representing your shares in AMP will be mailed to you on or about [__________], 2001. For every five shares of eSAFETYWORLD that you hold as of the close of business on this date, you will receive one share of AMP, except that no fractional shares will be issued. The eSAFETYWORLD certificates that you currently hold will continue to represent your investment in eSAFETYWORLD.

     AMP is applying to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "AMPI" effective at the time of the distribution. Shares of eSAFETYWORLD will continue to trade on the Nasdaq under the symbol "SFTY."

     Detailed information on AMP and the distribution plan is contained in the accompanying document, which we suggest that you read for information purposes.

     The Board believes the distribution will increase the value of AMP common stock and provide potential value to eSAFETYWORLD stockholders.

Sincerely,

Edward A. Heil                  R. Bret Jenkins
President and  Chief Financial Officer
Chief Executive Officer  eSAFETYWORLD, Inc.
eSAFETYWORLD, Inc.



                          [AMP  letterhead]









DEAR NEW AMP PRODUCTIONS, INC. STOCKHOLDER:

Welcome as a new stockholder of  AMP Productions, Inc..

The enclosed information provides important details about our company. We urge you to read it carefully and to follow our progress closely. We welcome your support and questions. Please feel free to contact me at any time at our corporate offices.

Sincerely,

AMP PRODUCTIONS, INC.

David Brown
President